UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 30, 2010

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 International Speedway Boulevard, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company entered into a Cooperative Agreement (the “Agreement”) dated April 27, 2010 with Beijing Royal Aerospace Facilities Co, Ltd., a PRC corporation (“Beijing Royal”), for the purpose of providing a framework for the collaboration between the two companies on the development and commercialization of the Detonation Cycle Gas Turbine Engine (“DCGT”) specifically for application to heavy duty trucks, with Beijing Royal to be the Company’s exclusive development partner with respect to 300-600 HP DCGT in the People’s Republic of China. The terms of the Agreement call for the Company to complete the design plan for the 540 HP DCGT engine within three (3) months and submit it to Beijing Royal for further submission to PRC regulatory authorities for review and approval. The parties have agreed to execute a more detailed joint development contract upon the approval of the DCGT project by PRC regulatory authorities to specify the details of their cooperation on the development of DCGT.

The Agreement further provides that all documentation provided by the Company to Beijing Royal at this stage shall be solely for the purpose of making a funding application, and that any further use shall be by agreement of the parties. The intellectual properties jointly developed under the Agreement would be owned by both parties equally.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

10.1	Cooperative Agreement, dated April 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: April 30, 2010	/s/ Michael H. Rouse, CEO
Michael H. Rouse, CEO

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